EXHIBIT 11
                             DENBURY RESOURCES INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                     Year Ended December 31,
                                                   ---------------------------
                                                    1997       1996      1995
                                                   -------    -------   ------
                  CANADIAN GAAP                       (Amounts in thousands
                                                     except per share amounts)
Basic EPS:
   Weighted average shares outstanding              20,224     13,104    6,870
                                                   -------    -------   ------
   Net income                                      $14,903    $ 8,744   $  714
                                                   -------    -------   ------
   Basic earnings per common share                 $  0.74    $  0.67   $ 0.10
                                                   =======    =======   ======
Fully Diluted EPS:
   Weighted average shares outstanding              20,224     13,104    6,870
   Assumed conversions:
      Convertible debentures                         (b)          391    (a)
      Warrants                                         700        750    (a)
      Stock options                                  1,550      1,053    (a)
      Convertible preferred                          (b)        (a)      (b)
                                                   -------    -------   ------
    Adjusted shares outstanding                     22,474     15,298    6,870
                                                   -------    -------   ------

    Net income                                     $14,903    $ 8,744   $  714
    Adjustments:
      Interest on subordinated debentures            (b)          126    (a)
      Interest on warrant proceeds                     169        245    (a)
      Interest on option proceeds                      572        365    (a)
      Imputed preferred dividend                     (b)        (a)      (b)
                                                   -------    -------   ------
    Adjusted net income                            $15,644    $ 9,480   $  714
                                                   -------    -------   ------
    Fully diluted earnings per common share        $  0.70    $  0.62   $ 0.10
                                                   =======    =======   ======

(a) Anti-dilutive or immaterial
(b) Not applicable for this period

                                   EXHIBIT 11
                             DENBURY RESOURCES INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                       Year Ended December 31,
                                                      --------------------------
                                                       1997      1996      1995
                                                      ------    ------    ------
                     U.S. GAAP                          (Amounts in thousands
                                                      except per share amounts)
Basic EPS:
   Weighted average shares outstanding                20,224    13,104     6,870
                                                      ------    ------    ------
   Net income                                        $14,903    $8,744    $  714
                                                      ------    ------    ------
   Basic earnings per common share                   $  0.74    $ 0.67    $ 0.10
                                                      ======    ======    ======
Diluted EPS:
   Weighted average shares outstanding                20,224    13,104     6,870
   Net adjustments to shares after repurchases
      with proceeds:
        Convertible debentures                         (b)       391       (a)
        Warrants                                         428     402       (a)
        Stock options                                    793     397       (a)
        Convertible preferred                          (b)       (a)       (b)
                                                      ------    ------    ------
    Adjusted shares outstanding                       21,445    14,294     6,870
                                                      ------    ------    ------
    Net income                                       $14,903    $8,744    $  714
    Adjustments:
      Interest on subordinated debentures              (b)        220      (a)
        Imputed preferred dividend                     (b)       (a)       (b)
                                                      ------    ------    ------
    Adjusted net income                              $14,903    $8,964    $  714
                                                      ------    ------    ------
    Diluted earnings per common share                $  0.70    $ 0.63    $ 0.10
                                                      ======    ======    ======

(a) Anti-dilutive or immaterial
(b) Not applicable for this period



                                       14